Exhibit 10.2

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”), dated as of November 12, 2024, is entered into among LULU’S FASHION LOUNGE, LLC, a Delaware limited liability company (the “Borrower”), Lulu’s Fashion Lounge Parent, LLC, a Delaware limited liability company (“Holdings”), the other Guarantors party hereto, the Lenders party hereto, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer.

RECITALS

WHEREAS, the Borrower, Holdings, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, are parties that that certain Credit Agreement dated as of November 15, 2021 (as amended, modified, supplemented, increased, extended, restated, renewed, refinanced and replaced from time to time, the “Credit Agreement”); and

WHEREAS, the Credit Parties have requested certain modifications to the Credit Agreement and Lenders constituting Required Lenders have agreed to the requested modifications on the terms and conditions herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.
2.Consent. The Credit Parties have requested that the Lenders extend the time period required by Sections 6.01(b), 6.02(a) and 6.02(b) of the Credit Agreement to deliver the financial statements due as of the Fiscal Quarter ended on or about September 30, 2024 (including the corresponding figures for the previous Fiscal Year) and the Compliance Certificate for such period (collectively, the “Financial Information”). The Required Lenders hereby agree that the Credit Parties shall have until December 16, 2024 (the “Extension Date”) to deliver the Financial Information, and that the Credit Parties’ failure to deliver the Financial Information within the time period originally required by Sections 6.01(b), 6.02(a) and 6.02(b) of the Credit Agreement shall not constitute a Default or an Event of Default.  Failure to deliver the Financial Information on or prior to the Extension Date shall constitute an Event of Default. Notwithstanding any provision of the Credit Agreement or any other Loan Document to the contrary, (a) compliance by the Credit Parties with the Financial Covenants in Section 7.16 of the Credit Agreement for the Fiscal Quarter ended on or about September 30, 2024 shall be tested on the earlier of the date the Credit Parties deliver the Financial Information to the Administrative Agent and the Extension Date and (b) the Borrower shall not be permitted to request, and the Lenders and the L/C Issuer shall not be obligated to honor, any Borrowing or L/C Credit Extension until the Financial Information has been delivered to the Administrative Agent.  Notwithstanding anything herein or in the Credit Agreement to the contrary, solely for purposes of the Fiscal Quarter ended on or about September 30, 2024, the filing by the Credit Parties of a Form 10-Q with the SEC with respect to such Fiscal Quarter shall not be deemed to constitute delivery of the Financial Information in satisfaction of Section 6.01(b).  The foregoing consent is a one-time consent and is expressly limited to the purposes and matters set forth herein.  Nothing contained herein shall constitute a consent to the deviation from any other terms or conditions of any Loan Document or a waiver or modification of any other rights or remedies the Administrative Agent and the Lenders may have under any Loan Document or applicable Law.  Other than as expressly set forth herein, nothing contained herein shall be construed as a waiver of any Default or Event of Default or a consent to any action or inaction by

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any Credit Party, nor shall it be construed as a course of dealing or conduct on the part of the Administrative Agent or any Lender.
3.Amendments to the Credit Agreement.

3.1The definition of Applicable Rate in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Rate” means, for any day, the rate per annum equal to:

(a)during the period commencing on the First Amendment Effective Date through (but excluding) November 12, 2024: (i) in the case of Base Rate Loans, 1.25%, (ii) in the case of Term SOFR Loans, 2.25%, (iii) in the case of the Letter of Credit Fee, 2.25% and (iv) in the case of the Commitment Fee, 0.375%; and

(b)from and after November 12, 2024: (i) in the case of Base Rate Loans, 2.75%, (ii) in the case of Term SOFR Loans, 3.75%, (iii) in the case of the Letter of Credit Fee, 3.75% and (iv) in the case of the Commitment Fee, 0.375%.

3.2Section 6.01 of the Credit Agreement is hereby amended to add a new clause (c) to read as follows:

(c)not later than 5:00 p.m. on each Friday commencing November 22, 2024, (A) a rolling 13-week forecast of cash flows for Holdings and its Subsidiaries on a consolidated basis as of the last day of the immediately preceding week (each a “Cash Flow Forecast”) and (B) for each week after the first week, a variance report showing a comparison of the previous week’s actual cash flows for Holdings and its Subsidiaries to the most recent Cash Flow Forecast for such period.

4.Release of Claims.  In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Amendment and provide the limited consent set forth in Section 2 above, each Credit Party hereby releases and forever discharges the Administrative Agent, the Swing Line Lender, the L/C Issuer, each Lender, and each of their respective predecessors, successors, assigns, and Related Parties (each and every of the foregoing, a “Released Party”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions, and causes of action of any nature whatsoever, in each case through the date hereof, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, whether liquidated or unliquidated, whether absolute or contingent, whether foreseen or unforeseen, and whether or not heretofore asserted, which any Credit Party may have or claim to have against any Released Party
5.Conditions Precedent. This Amendment shall be effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Amendment duly executed by a Responsible Officer of each Credit Party, Lenders constituting the Required Lenders and the Administrative Agent.
6.Miscellaneous.
(a)Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.  The Credit Agreement (as amended hereby) and the obligations of the Credit Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release

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of any Loan Document or a waiver by the Administrative Agent or any Lender of any rights and remedies under the Loan Documents, at law or in equity.
(b)Each Credit Party (i) acknowledges and consents to all of the terms and conditions of this Amendment and the transactions contemplated hereby, (ii) affirms all of its obligations under the Loan Documents to which it is a party, and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents to which it is a party.
(c)Each Credit Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and continue in full force and effect and (ii) agrees that this Amendment does not in any manner impair or otherwise adversely affect, or constitute or establish a novation of, any of the Liens granted in or pursuant to the Loan Documents.
(d)Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders as follows giving effect to this Amendment: (i) the representations and warranties of each Credit Party contained in the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (ii) no Default exists.
(e)This Amendment may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or in any other electronic format (such as .pdf format) shall be effective as delivery of a manually executed original counterpart of this Amendment.  Subject to Section 11.18 of the Credit Agreement, execution of this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be.
(f)This Amendment is a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
(g)This AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS. This Amendment shall be further subject to the terms and conditions of Sections 11.14 and 11.15 of the credit agreement, the terms of which are incorporated herein by reference as if fully set forth herein.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered by a duly authorized officer as of the date first above written.

BORROWER:LULU’S FASHION LOUNGE, LLC,

a Delaware limited liability company

By: /s/ Crystal Landsem

Name: Crystal Landsem

Title: Chief Executive Officer

HOLDINGS:LULU’S FASHION LOUNGE PARENT, LLC,

a Delaware limited liability company

By: /s/ Crystal Landsem

Name: Crystal Landsem

Title: Chief Executive Officer

ADMINISTRATIVE AGENT:BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Laurie Perper

Name: Laurie Perper

Title: Director

LENDERS:BANK OF AMERICA, N.A.,

as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Laurie Perper

Name: Laurie Perper

Title: Director

LULU’S FASHION LOUNGE, LLC

SECOND AMENDMENT

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